Exhibit 10.18

Amendment No. 1 to the Executive Severance Benefits Agreement

This Amendment No. 1 to the Executive Severance Benefits Agreement (this “Amendment”), effective January 16, 2014 (the “Amendment Effective Date”), is made and entered into by and between Five Prime Therapeutics, Inc., a Delaware corporation (“FivePrime”), and Marc Belsky, an individual (“Executive”).

Background

A. FivePrime and Executive are parties to the Executive Severance Benefits Agreement, dated December 30, 2009 (the “Agreement”).

B. FivePrime and Executive desire to amend the Agreement, in accordance with Section 7.7 of the Agreement.

NOW, THEREFORE, FivePrime and Executive agree as follows:

1. Amendment of the Agreement. FivePrime and Executive agree to amend the terms of the Agreement as provided below, effective as of the Amendment Effective Date. Where the Agreement is not explicitly amended, the terms of the Agreement will remain in full force and effect. Capitalized terms used in this Amendment that are not otherwise defined herein shall have the same meanings as such terms are given in the Agreement.

2. Title of Executive. Section 1.1 of the Agreement is hereby amended and restated in its entirety as set forth below:

“The Company desires to employ Executive, or to continue Executive’s employment, in the position of Senior Vice President and Chief Financial Officer, and Executive wishes to be employed, or continue to be employed, by the Company in such position.”

3. Change in Control Severance Period. Section 6.5 of the Agreement is hereby amended and restated in its entirety as set forth below:

““Change in Control Severance Period” means the period of eighteen (18) months commencing on the Termination Date.”

4. Covered Termination Severance Period. Section 6.11 of the Agreement is hereby amended and restated in its entirety as set forth below:

““Covered Termination Severance Period” means the period of nine (9) months commencing on the Termination Date.”

5. Miscellaneous.

5.1 Full Force and Effect. This Amendment amends the terms of the Agreement and is deemed incorporated into the Agreement. The provisions of the Agreement, as amended by this Amendment, remain in full force and effect.

5.2 Entire Agreement. The Agreement, as amended by this Amendment, sets forth the entire understanding of FivePrime and Executive relating to the subject matter thereof and supersedes all prior agreements and understandings between FivePrime and Executive relating to the subject matter thereof.

IN WITNESS WHEREOF, FivePrime and Executive have executed this Amendment as of the Amendment Effective Date.

Five Prime Therapeutics, Inc.

/s/ Lewis T. Williams	/s/ Marc Belsky
Lewis T. Williams	Marc Belsky
President and Chief Executive Officer

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